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                                                                 Exhibit 21

                          SOUTH JERSEY GAS COMPANY
                         SUBSIDIARIES OF REGISTRANT
                          AS OF DECEMBER 31, 1998


                            Percentage of
                            Voting Securities                 State of
                            Owned by Parent    Relationship   Incorporation
                            -----------------  ------------   -------------
South Jersey Gas Company    Registrant         Parent         New Jersey

SJG Capital Trust           100                Subsidiary     Delaware

